Exhibit 99.1

Linkhome Holdings Launches GPU Marketplace 2.0 to Expand Access to On-Demand AI Compute

IRVINE, Calif, Oct. 1, 2026 (GLOBE NEWSWIRE) -- Linkhome Holdings Inc. (Nasdaq: LHAI) (“Linkhome” or the “Company”) today announced the launch, through its Linkhome AI platform operated by Linkhome Technologies Inc., of GPU Marketplace 2.0, a public marketplace through which customers can rent computing capacity sourced from individuals and data centers that have available GPU resources.

The marketplace is designed to expand access to on-demand AI computing resources while enabling eligible hardware owners to make available GPU capacity accessible to customers. Owners of compatible GPUs may apply to register as compute providers, subject to the platform’s technical, security and compliance requirements. AI companies and developers can select GPU rental options based on their workloads, budgets and resource availability. There is no assurance that compute providers will register or remain active on the platform, or that the marketplace will achieve sufficient participation to meet customer demand.

GPUs play an important role in artificial intelligence, with parallel processing capabilities suited to the large-scale computation required for many model training and inference tasks. For businesses developing and deploying AI applications, the cost and availability of suitable GPU resources can present significant challenges.

GPU Marketplace 2.0 aims to address these challenges by bringing distributed computing resources together in a flexible network. Eligible hardware owners in supported regions can register their GPUs and offer available computing capacity through the marketplace.

By connecting customers with available GPU capacity offered by individuals and data centers through its marketplace, Linkhome AI seeks to broaden access to computing capacity and improve the utilization of idle GPUs, which, depending on usage, configuration and the conduct of third-party compute providers, may provide customers with a more flexible alternative to purchasing and maintaining dedicated hardware. The Company does not guarantee any particular level of performance, availability or cost savings compared to other computing options.

The platform is designed to support a range of NVIDIA GPUs, including the GeForce RTX 5090, H100 and B200, subject to availability from participating compute providers. The Company does not control or guarantee the availability, reliability or performance of third-party compute provider hardware or services. Available GPU configurations, pricing, rental terms and deployment arrangements depend on the specific offering and resource availability. Actual customer costs and performance will vary by workload, configuration and the reliability of third-party providers.

“Access to GPU computing capacity is an important part of AI development, particularly for businesses working with limited infrastructure budgets,” said Bill Qin, Chief Executive Officer of Linkhome Holdings. “Our vision is to build an open marketplace where eligible GPU owners can contribute available capacity and AI businesses can access computing resources suited to their needs. With GPU Marketplace 2.0, we are taking another step toward making AI compute more accessible and using available resources more efficiently.”

The launch marks another step in Linkhome’s development of its AI computing business. The Company intends to broaden the selection of supported GPU rental offerings, develop customer relationships and encourage continued platform usage, although these efforts are subject to significant execution, market and competitive risks, and there can be no assurance that these objectives will be achieved or that the marketplace will become a material contributor to Company revenue.

The marketplace is in an early stage of commercialization, and its contribution to the Company’s financial results, if any, will depend on customer adoption, compute provider participation, available capacity, utilization, pricing, operating costs and competitive dynamics. The Company has not generated material revenue from GPU Marketplace 2.0 to date and is not providing revenue or earnings guidance for GPU Marketplace 2.0 in this announcement. Investors should not assume that the marketplace will achieve commercial success or contribute meaningfully to the Company’s results of operations.

Customers and prospective compute providers can visit www.linkhome.ai for more information.

About Linkhome Holdings Inc.

Linkhome Holdings Inc. (Nasdaq: LHAI) is a California-based company focused on applying artificial intelligence across real estate, lending and computing infrastructure. The Company operates AI-enabled real estate transaction and mortgage lending services and is developing its AI computing business through Linkhome Technologies Inc., including GPU Marketplace 2.0 and planned compute infrastructure development. Additional information is available at www.linkhome.ai and in the Company’s filings with the U.S. Securities and Exchange Commission.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding GPU Marketplace 2.0 and the Company’s AI computing business. These statements include expectations and beliefs concerning compute provider participation, customer adoption, resource availability, potential cost efficiencies, improved GPU utilization, expanded rental offerings, continued platform usage, infrastructure development, commercialization opportunities and the Company’s ability to compete effectively in the AI computing market.

Forward-looking statements may be identified by words such as “aim,” “believe,” “expect,” “intend,” “may,” “plan,” “seek,” “will” and similar expressions, although not all forward-looking statements contain these words. These statements are based on current expectations and assumptions, are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied.

These risks and uncertainties include the Company’s ability to attract and retain compute providers and customers; the availability, compatibility, reliability, performance and cost of GPU resources; reliance on third-party compute providers for GPU capacity made available through the marketplace, and the conduct of those providers; dependence on third-party hardware and infrastructure; competition and pricing pressure from established cloud providers and other GPU marketplaces; cybersecurity incidents, data privacy risks and service interruptions; applicable regulatory requirements and geographic restrictions; the early stage of the marketplace and limited operating history; financing needs; the Company’s ability to execute its business plans; and general economic and market conditions affecting demand for AI computing services. Additional risks are described in the Company’s filings with the U.S. Securities and Exchange Commission.

Forward-looking statements speak only as of the date of this press release. Except as required by law, the Company undertakes no obligation to update or revise these statements to reflect subsequent events or circumstances.

Investor and Media Contact

Linkhome Holdings Inc.

Email: ir@linkhome.ai

Website: www.linkhome.ai